Exhibit 107

Calculation of Filing Fee Table

F-10
(Form Type)

Organigram Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares, no par value		(1)	(2)			-
	Debt	Debt Securities		(1)	(2)			-
	Other	Subscription Receipts		(1)	(2)			-
	Other	Warrants		(1)	(2)			-
	Other	Units		(1)	(2)			-
	Unallocated (Universal) Shelf	-	457(o)	(1)	(2)	$371,360,665.48(3)	$110.20 per $1,000,000	$40,923.95
Fees Previously Paid		-	-	-	-	-	-	-
	Total Offering Amounts					$371,360,665.48 (3)		$40,923.95
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$41,381.80
	Net Fee Due							$0.00

(1) Includes an indeterminate number of common shares, debt securities, subscription receipts, warrants for any combination thereof or units of any combination thereof.  The registration statement (the "Registration Statement") of Organigram Holdings Inc. (the "Registrant") to which this exhibit pertains also covers (i) common shares that may be issued upon exercise of warrants, (ii) common shares, warrants or units that may be issued upon conversion of subscription receipts, (iii) common shares, warrants, subscription receipts or units that may be issued upon conversion of debt securities, and (iv) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The amount registered is not specified as to each class of security pursuant to Instruction 2.A.ii.d. to the Calculation of Filing Fee Tables.  The securities which may be offered pursuant to the Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "U.S. Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2) The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.ii.d. to the Calculation of Filing Fee Tables.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Represents the aggregate initial offering price of all securities to be sold up to an aggregate public offering price not to exceed $371,360,665.48, being the United States dollar equivalent of the CAD$500,000,000 maximum value of the securities that may be offered under the Registration Statement (based on the average exchange rate on September 22, 2023, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars, of US$1.00 = CAD$1.3464).

(4) A registration fee of US$44,758.28 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on June 24, 2021 (No. 333-257363) (the “Prior Registration Statement”), pertaining to the registration of US$410,250,000 of securities of the Registrant, of which US$379,301,563.53 remains unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$40,923.95, taking into consideration the available offset of US$41,381.80 from the Prior Registration Statement, there is no amount due for this Registration Statement.

 Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Organigram Holdings Inc.	F-10	333-257363	June 24, 2021		$41,381.80	(2)	(2)	Unallocated -universal shelf(3)	$379,301,563.53
Fee Offset Sources	Organigram Holdings Inc.	F-10	333-257363		June 24, 2021						$41,381.80 (1)(4)

(1) The Registrant previously paid US$44,758.28 in registration fees with respect to the Prior Registration Statement pertaining to the registration of US$410,250,000 of securities of the Registrant. On December 19, 2022, the Registrant filed a prospectus supplement under the Prior Registration Statement qualifying the distribution of up to 16,943,650 common shares of the Registrant issuable from time to time upon the exercise of 16,943,650 common share purchase warrants (the “Warrants”) previously issued on November 10, 2020. The Warrants were created and issued pursuant to a warrant indenture between the Registrant and TSX Trust Company, as warrant agent, dated November 10, 2020.  Each Warrant entitles the holder thereof to acquire one common share of the Registrant (each, a “Warrant Share”) at an exercise price of CAD$2.50 per Warrant Share, until 5:00 p.m. (Eastern Time) on November 12, 2023. The aggregate exercise price of the Warrants is CAD$42,359,125, or US$30,948,436.47, based on the average exchange rate on December 16, 2022, as reported by the Bank of Canada and disclosed in the prospectus supplement, for the conversion of Canadian dollars into U.S. dollars, of US$1.00 = CAD$1.3687. As such, US$379,301,563.53 of securities registered pursuant to Prior Registration Statement remain unutilized and US$41,381.80 of the registration fees previously paid with respect to the Prior Registration Statement therefore remain available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$40,923.95, taking into consideration the available offset of US$41,381.80 from the Prior Registration Statement, there is no amount due for this Registration Statement.

(2) An indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants for any combination thereof or units of any combination thereof, to be offered at indeterminate offering prices not to exceed US$410,250,000, were registered pursuant to the Prior Registration Statement.

(3) The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.